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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                                  $300,000,000

                          HOSPITALITY PROPERTIES TRUST
                    (A MARYLAND REAL ESTATE INVESTMENT TRUST)

                    5 1/8% SENIOR NOTES DUE FEBRUARY 15, 2015

                             UNDERWRITING AGREEMENT

                                                               February 10, 2005


Wachovia Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBC Capital Markets Corporation
   as Representative of the Underwriters
   c/o Wachovia Capital Markets, LLC
     One Wachovia Center
       301 South College Street, mail code NC0602
         Charlotte, North Carolina  28288

Ladies and Gentlemen:

     Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), confirms its agreement with Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation (the "Representatives") on behalf of the several underwriters named in SCHEDULE I hereto (the "Underwriters", which shall include any other underwriter substituted as provided in Section 10 hereof), with respect to the sale by the Company and the purchase by each such Underwriter, severally, of the principal amount of the Company's 5 1/8% Senior Notes due February 15, 2015 (the "Notes") set forth opposite the name of each such Underwriter listed in SCHEDULE I hereto at a purchase price of 99.164% of the principal amount of the Notes.
The Notes are to be issued pursuant to that certain Indenture dated as of February 25, 1998 and that certain Supplemental Indenture No. 8 to be dated as of February 15, 2005 (together, the "Indenture"), each between the Company and U.S. Bank National Association as successor trustee to State Street Bank and Trust Company (the "Trustee").

     The Company has filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-3 (Nos. 333-43573 and 333-84064) for the registration of debt securities, preferred shares of beneficial interest, depositary shares representing preferred shares, common shares of beneficial interest and warrants (collectively, the "Registered Securities") under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statements have been declared effective by the Commission on January 15, 1998 and March 20, 2002, respectively, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Company has filed such post-effective amendments thereto

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as may be required and each such post-effective amendment has been declared effective by the Commission. Such registration statements (as so amended, if applicable) are referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Notes, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the date hereof; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement. For purposes of this Underwriting Agreement, all references to the Registration Statement and Prospectus, or to any amendment or supplement to either of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be, prior to the execution of this Underwriting Agreement; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or Prospectus, as the case may be, after the execution of this Underwriting Agreement.

     The 285 hotels described in the Prospectus as being currently owned by the Company as of the date hereof are collectively referred to herein as the "Hotels".

     SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter, as of the date hereof, as follows:

          (1) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

          At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto (including the filing

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     of the Company's most recent Annual Report on Form 10-K for the year ended
     December 31, 2003 with the Commission (the "Annual Report")) became effective and as of the date hereof, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time as defined below, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Representative expressly for use in the Registration Statement or the Prospectus.

          Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (2) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (3) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus were, as of the dates of their respective certifications, independent public accountants as required by the 1933 Act and the 1933 Act Regulations, and Ernst & Young LLP currently is an independent registered public accounting firm, as defined by the 1934 Act and the Public Company Accounting Oversight Board (United States).

          (4) FINANCIAL STATEMENTS. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated

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     subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified; no other historical or pro forma financial statements, schedules or notes are required to be included in the Prospectus. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (5) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"),
     (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) except for regular dividends on the Company's common shares or preferred shares, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares and (D) the Company has not issued any shares of beneficial interest (other than the issuance of common shares of beneficial interest pursuant to the Company's incentive share award plans and issuances under the Registration Statement).

          (6) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement. The Company is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

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          (7)   GOOD STANDING OF SUBSIDIARIES. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a "Subsidiary" and, collectively, the "Subsidiaries"), if any, has been duly organized and is validly existing as a corporation or a real estate investment trust, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or a real estate investment trust, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital shares of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding capital shares of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

          (8) CAPITALIZATION. The authorized, issued and outstanding capital shares of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable (except as otherwise described in the Registration Statement), and none of such capital shares was issued in violation of preemptive or other similar rights of any securityholder of the Company.

          (9) AUTHORIZATION OF THIS UNDERWRITING AGREEMENT. This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          (10) AUTHORIZATION OF THE NOTES. The Notes have been duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement. The Notes, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (11) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

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          (12)  DESCRIPTIONS OF THE NOTES AND THE INDENTURE. The Notes and the
     Indenture will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (13) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its declaration of trust, charter, bylaws or other comparable governing document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (14) ABSENCE OF LABOR DISPUTE. To the knowledge of the Company, no labor problem exists or is imminent with employees of the Company or any of its subsidiaries that could have a Material Adverse Effect.

          (15) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened or contemplated, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which, if determined adversely to the Company or any of its

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     subsidiaries, might reasonably be expected to result in a Material Adverse
     Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Prospectus, this Underwriting Agreement, the Indenture or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (16) ACCURACY OF FILINGS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (17) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Underwriting Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, this Underwriting Agreement, or the Indenture, except such as may be required and will be obtained at or prior to the Closing Time and such as may be required by the securities or Blue Sky laws or real estate syndication laws of the various states in connection with the offer and sale of the Notes and, in the case of the performance thereof, except as are contemplated by the express terms of such documents to occur after the Closing Time and except (x) such as are otherwise described in the Prospectus and (y) such that the failure to obtain would not have a Material Adverse Effect.

          (18) POSSESSION OF INTELLECTUAL PROPERTY. The Company and each of its subsidiaries owns, or possesses adequate rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and other rights necessary for the conduct of their respective businesses as described in the Registration Statement and in the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of conflict with, or infringement of, the asserted rights of others with respect to any such patents, trademarks, trade names, service marks, copyrights, licenses and other such rights (other than conflicts or infringements that, if proven, would not have a Material Adverse Effect), and neither the Company nor any of its subsidiaries knows of any basis therefor.

          (19) POSSESSION OF LICENSES AND PERMITS. The Company has, and as of the Closing Time will have, all permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities ("Approvals") as may be necessary for the conduct of its business as described in the Registration Statement and in the Prospectus, except for those Approvals the absence of which would not have a Material Adverse Effect, and, to the best knowledge of the Company, each lessee of the Hotels has, and as of the Closing Time will have, all Approvals as may be necessary to

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     lease, operate or manage the Hotels in the manner described in or contemplated by the Prospectus, except for those Approvals the absence of which would not have a Material Adverse Effect.

          (20) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectus, (B) in the case of personal property located at certain Hotels, such as are subject to equipment lease financing arrangements which have been entered into in the ordinary course of business and have an aggregate outstanding balance not in excess of $1 million or (C) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Except as otherwise stated in the Registration Statement and the Prospectus, all of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

          (21) COMMODITY EXCHANGE ACT. The Notes, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act.

          (22) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (23) ENVIRONMENTAL LAWS. (a) The Company has received and reviewed certain environmental reports on (which included physical inspection of the surface of) each Hotel's property and has obtained certain representations and warranties relating to environmental matters from the sellers of the Hotels set forth in purchase agreements therefor.

              (b) Except as described in the Prospectus, (i) the Company, and, to its knowledge, each Hotel's property, is, and as of the Closing Time will be, in compliance with all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment, hazardous or toxic substances and wastes, pollutants and contaminants ("Environmental Laws"), (ii) the Company, or, to its knowledge, its lessees have received, or as of the Closing Time will receive, all permits, licenses or other approvals required under applicable Environmental Laws to conduct the

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     respective hotel businesses presently conducted at each Hotel's property and (iii) the Company or, to its knowledge, its lessees are, or as of the Closing Time will be, in compliance with all terms and conditions of any such permit, license or approval, except, in respect of clauses (i), (ii) and (iii), as otherwise disclosed in the Prospectus or as would not, singly or in the aggregate, have a Material Adverse Effect.

              (c) To the best knowledge of the Company, except as described in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, remediation or closure of properties or compliance with Environmental Laws and any potential liabilities to third parties) that, as of the date hereof, would, or as of the Closing Time will, singly or in the aggregate, have a Material Adverse Effect.

              (d) The Company has received and reviewed engineering reports on each Hotel's property, has obtained certain representations and warranties from the sellers of the Hotels set forth in purchase agreements therefor and has conducted physical inspections of each Hotel's property.

              (e) In respect of each Hotel, (i) each Hotel is not in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (ii) the Company has not received notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any Hotel that would have, singly or in the aggregate, a Material Adverse Effect; (iii) except as disclosed in the Prospectus, there does not exist any material violation of any declaration of covenants, conditions and restrictions with respect to any Hotel that would have, singly or in the aggregate, a Material Adverse Effect, or any state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and
     (iv) the improvements comprising any portion of each Hotel (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects that would have, singly or in the aggregate, a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of defects that would have, singly or in the aggregate, a Material Adverse Effect.

          (24) REIT QUALIFICATION. The Company is organized in conformity with the requirements for qualification, and, as of the date hereof the Company operates, and as of Closing Time the Company will operate, in a manner that qualifies the Company as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, for 2005 and subsequent years. The Company qualified as a real estate investment trust under the Code for each of the taxable years ended December 31, 1995 through December 31, 2004.

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          (25)  POSSESSION OF INSURANCE. The Company and its Hotels are, and as
     of the Closing Time will be, insured in the manner described in the Prospectus by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which the Company is engaged and proposes to engage and the Company has no reason to believe that it or its tenants will not be able to renew such insurance coverage as and when such coverage expires or to obtain similar coverage as may be necessary to continue its business at economically viable rates. The Company and/or its subsidiaries, as applicable, has obtained an ALTA Extended Coverage Owner's Policy of Title Insurance or its local equivalent (or an irrevocable commitment to issue such a policy) on all of the Hotels owned by the Company or its subsidiaries and such title insurance is in full force and effect.

          (26) ABSENCE OF INDEBTEDNESS. At the Closing Time, the Company will have no indebtedness for money borrowed except (i) amounts outstanding under the Company's $350 million aggregate principal amount credit facility which matures in 2005, (ii) $150 million aggregate principal amount of the Company's 7% Senior Notes due 2008, (iii) $50 million aggregate principal amount of the Company's 9.125% Senior Notes due 2010, (iv) $125 million aggregate principal amount of the Company's 6.85% Senior Notes due 2013,
     (v) $300 million aggregate principal amount of the Company's 6.75% Senior Notes due 2013, (vi) equipment financing arrangements in respect of personal property located at certain Hotels which have been entered into in the ordinary course of business and have an aggregate outstanding balance not in excess of $1 million and (vii) other indebtedness as described in the Prospectus.

          (27) DISCLOSURE CONTROLS. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act) that (a) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer (or persons performing similar functions), particularly during the periods in which the filings made by the Company with the Commission which it may make under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act are being prepared, (b) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company's most recent Annual Report on Form 10-K filed with the Commission and (c) are effective to perform the functions for which they were established.

          (28) GOOD STANDING OF THE ADVISOR. Except as otherwise disclosed in the Prospectus, since the respective dates as of which information is given in the Prospectus, there has been no material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of Reit Management & Research LLC (the "Advisor"), whether or not arising in the ordinary course of business, that would have a Material Adverse Effect. The Advisor (A) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (B) has the requisite limited liability company power and authority to conduct its business as described in the Prospectus and to own and operate its material properties. The Advisory Agreement, dated as of January 1, 1998 and Amendment No. 1 thereto dated as of October 12, 1999 (the "Advisory Agreement"), between the Company and the Advisor, has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (29) PERIODIC REPORTING REQUIREMENTS. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the 1934 Act and files reports with the Commission on EDGAR.

          (30) SARBANES-OXLEY ACT. There is and has been no failure on the part of the Company or, to the Company's knowledge, any of the Company's directors or officers, in their capacities as such, to comply in any material respect with any applicable provision of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations promulgated by the Commission in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (31) SECTION 404 COMPLIANCE. The Company has not identified any material deficiencies that have not been or will not be remediated in time to meet the reporting deadline imposed by Section 404 of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission in connection therewith (collectively, "Section 404") for compliance with the requirements of Section 404. The Company has not received any notice, oral or written, from its auditor, that the auditor believes the Company is behind schedule with respect to the compliance requirements of Section 404. To the Company's knowledge, the Company will be able to complete its required assessment under Section 404 before the related filing deadline with the Commission and in sufficient time for the Company's auditor to complete its required assessment.

     (b) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Representative or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

     SECTION 2. SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING.

     (a) NOTES. The commitment of each Underwriter to purchase, severally and not jointly, the respective principal amount of Notes set forth opposite its name on SCHEDULE I hereto pursuant to the terms hereof shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

     (b) PAYMENT. The Company will deliver against payment of the purchase price (99.164% of the aggregate principal amount of the Notes or $297,492,000) the Notes in the form of a permanent global security in definitive form (the "Global Security") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of

Cede & Co., as nominee for DTC. Interests in the Global Security will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made by the Underwriters in Federal (same day) funds by one or more wire transfers to an account of the Company at a bank reasonably acceptable to the Underwriters on February 15, 2005, or at such other time not later than ten full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the "Closing Time", against delivery to the Trustee as custodian for DTC of the Global Security representing all of the Notes. The Global Security will be made available for checking at the office of Sullivan & Worcester LLP, Boston, Massachusetts at least 24 hours prior to the Closing Time.

     (c) DENOMINATIONS; REGISTRATION. The Notes shall be issued in such authorized denominations and registered in such names as the Representatives shall request not later than one business day prior to the Closing Time. The Notes shall be made available for inspection not later than 10:00 a.m. (Eastern
Time) on the business day prior to the Closing Time, at the office of The Depository Trust Company or its designated custodian.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

     (a) Immediately following the execution of this Underwriting Agreement, the Company will prepare a Prospectus Supplement setting forth the aggregate principal amount of Notes covered thereby and their terms not otherwise specified in the Prospectus, the names of the Underwriters, the price at which the Notes are to be purchased by the Underwriters, severally and not jointly, from the Company, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Notes; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters as many copies (including by electronic means, if so requested in lieu of paper copies) of the Prospectus (including such Prospectus Supplement) as they shall reasonably request.

     (b) Until the termination of the initial offering of the Notes, the Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Notes, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus with respect to the Notes or for additional information relating thereto, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (c) Until the termination of the initial offering of the Notes, the Company will give the Representatives notice of its intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Notes which differs from the prospectus on file at the Commission at the time that the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which counsel for the Underwriters shall reasonably object.

     (d) The Company will deliver to the Underwriters a conformed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the termination of the initial offering of the Notes (including exhibits filed therewith or incorporated by reference therein and the documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3).

     (e) The Company will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies (including by electronic means, if so requested in lieu of paper copies) of the Prospectus (as amended or supplemented) as any Representative may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or 1934 Act Regulations.

     (f) Until the termination of the initial offering of the Notes, if any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered, the Company will promptly notify the Representatives and either (i) forthwith prepare and furnish to the Underwriters an amendment of or supplement to the Prospectus or (ii) make an appropriate filing pursuant to
Section 13, 14 or 15 of the 1934 Act, in each case, in form and substance reasonably satisfactory to counsel for the Underwriters, which will amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered, not misleading. Any Underwriter's delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 5 hereof.

     (g) The Company will endeavor in good faith, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or trust or to file any general consent to service of process. In each jurisdiction in which the Notes have been so qualified the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Notes.

     (h) The Company will make generally available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earning statement of the Company (in form complying with the provisions of Rule 158 of the

1933 Act Regulations) covering a period of at least twelve months beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement. "Earning statement", "make generally available" and "effective date" will have the meanings contained in Rule 158 of the 1933 Act Regulations.

     (i) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under the caption "Use of Proceeds" in all material respects.

     (j) The Company currently intends to continue to qualify as a "real estate investment trust" under the Code, and use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

     (k) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

     (l) The Company will timely file any document which it is required to file pursuant to the 1934 Act prior to the termination of the offering of the Notes.

     (m) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the date of this Underwriting Agreement and ending at the later of the Closing Time or the lifting of trading restrictions by the Representatives; provided however, such period shall not end later than the 15th day after the Closing Time.

     SECTION 4. PAYMENT OF EXPENSES.

     (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Notes and any certificates for the Notes to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors or agents, as well as the fees and disbursements of the Trustee, and their respective counsel, (iv) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (v) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vi) the fees charged by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933

Act, a "NRSRO") for the rating of the Notes, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Notes, and (viii) the cost of providing any CUSIP or other identification numbers on the Notes.

     (b) TERMINATION OF AGREEMENT. If this Underwriting Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Representatives for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters, acting severally and not jointly, to purchase and pay for the Notes pursuant to the terms hereof are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Notes, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b).

     (b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sullivan & Worcester LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in EXHIBIT A hereto. In rendering their opinion, such counsel may rely on an opinion dated the Closing Time of Venable LLP, as to matters governed by the laws of the State of Maryland. In addition, in rendering their opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law and the Delaware Limited Liability Company Act. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (c) OPINION OF SPECIAL MARYLAND COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Venable LLP, special Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in EXHIBIT B hereto.

     (d) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Hunton & Williams LLP, counsel for the Underwriters with respect to the matters set forth in paragraphs (4), (5), (6), (7), (15) and (16) of Exhibit A and a statement to the following effect: no fact has come to their attention that has caused them to believe that the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom and for the Form T-1s, as to which they make no statement), at the time the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto (including the filing of the Company's Annual Report with the Commission) became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which they make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives and may rely on an opinion dated the Closing time of Venable LLP as to matters governed by the laws of the State of Maryland and on an opinion of Sullivan & Worcester LLP as to matters governed by the laws of the Commonwealth of Massachusetts. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (e) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission.

     (f) CERTIFICATE OF THE COMPANY REGARDING FINANCIAL STATEMENTS. At the Closing Time the Representatives shall have received a certificate of the Company substantially in the form of Exhibit C hereto.

     (g) ADVISOR'S CERTIFICATE. At Closing Time, there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Advisor, whether or not arising in the ordinary course of business; and the Representatives shall have received, at Closing Time, a certificate of the President or a Vice President of the Advisor evidencing compliance with this subsection (g).

     (h) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Underwriting Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (i) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (j) RATINGS. At Closing Time, the Notes shall have the ratings of Baa3 by Moody's Investors Service, Inc. ("Moody's") and BBB- by Standard & Poor's Rating Service ("S&P"). Since the time of execution of this Underwriting Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Notes or any of the Company's other securities by Moody's or S&P, and neither Moody's nor S&P shall have publicly announced that it has under surveillance or review its rating of the Notes or any of the Company's other securities.

     (k) NO OBJECTION. If the Registration Statement or the offering of the Notes has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (l) ADDITIONAL DOCUMENTS. At Closing Time, counsel to the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel to the Underwriters.

     (m)  TERMINATION OF THIS AGREEMENT. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. INDEMNIFICATION.

     (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter, its officers and directors and each person, if any, who controls each

Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Representatives expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter, its officers or directors, or the benefit of any person controlling any Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto sufficiently in advance of the required delivery time to enable the Underwriter to make delivery and excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of the Underwriter to such person asserting any such losses, claims, damages or liabilities at or prior to the written confirmation of the sale of such Notes to such person, if required by law so to have been delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or expense.

     (b) INDEMNIFICATION OF COMPANY, TRUSTEES AND OFFICERS. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter or through a Representative on behalf of such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified parties and payment of all fees and expenses. The indemnified parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified parties unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party,
(ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified parties and the indemnifying party and the indemnified parties shall have been advised by such counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified parties, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the indemnified parties, which firm shall be designated in writing by the indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant hereto or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant hereto shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Notes as set forth on such cover.

     The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of the Notes set forth opposite their respective names in SCHEDULE I hereto, and not joint.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Notes.

     SECTION 9. TERMINATION.

     (a) The Representatives may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has occurred any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of the Company by any NRSRO, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes.

     (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 6 and 7 hereof shall survive such termination.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase hereunder (the "Defaulted Securities"), then one or more of the non-defaulting Underwriters, or any other underwriters, shall have the right, within 24 hours thereafter, to make arrangements for to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date pursuant hereto, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased on such date pursuant hereto, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

     SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Wachovia Capital Markets, LLC at One Wachovia Center, 301 South College Street, mail code NC0602, Charlotte, North Carolina 28288 or via fax at (704)383-9106, attention: Teresa Hee; and notices to the

Company shall be directed to it at 400 Centre Street, Newton, MA 02458, attention of John G. Murray.

     SECTION 12. PARTIES. This Underwriting Agreement shall inure to the benefit of and be binding upon the Company, and the Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of the Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


                       [Signatures on the Following Page]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                          Very truly yours,

                                          HOSPITALITY PROPERTIES TRUST


                                          By: /s/ MARK L. KLEIFGES
                                             ----------------------------------
                                                 Name: Mark L. Kleifges
                                                 Title: Chief Financial Officer


Each of the undersigned hereby
confirms and accepts the foregoing
Underwriting Agreement as of the date
first above written, as Underwriter named in, and as the Representative of the other Underwriters named in, SCHEDULE I hereto.

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ LAWRENCE L. GRAY
   -----------------------------------------
       Name: Lawrence L. Gray
       Title: Managing Director


MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED

By: /s/ ALEXANDER VIRTUE
   -----------------------------------------
       Name: Alexander Virtue
       Title: Vice President,
              Investment Banking


RBC CAPITAL MARKETS CORPORATION

By: /s/ CALEB GIBBONS
   -----------------------------------------
       Name: Caleb Gibbons
       Title: Managing Director

                                                                      SCHEDULE I

                                                                                  PRINCIPAL AMOUNT OF
       UNDERWRITER                                                               NOTES TO BE PURCHASED
       Wachovia Capital Markets, LLC....................................            $  90,000,000
       Merrill Lynch, Pierce, Fenner & Smith Incorporated...............               45,000,000
       RBC Capital Markets Corporation..................................               45,000,000
       Harris Nesbitt Corp..............................................                6,000,000
       KeyBanc Capital Markets, a division of McDonald Investments Inc..                6,000,000
       Legg Mason Wood Walker, Incorporated.............................                6,000,000
       Morgan Keenan & Co., Inc.........................................                6,000,000
       Oppenheimer & Co. Inc............................................                6,000,000
       Scotia Capital (USA) Inc.........................................                6,000,000
       SunTrust Capital Markets, Inc....................................                6,000,000
       Wells Fargo Securities, LLC......................................                6,000,000
       Advest, Inc. ....................................................                6,000,000
       Banc of America Securities LLC...................................                6,000,000
       BB&T Capital Markets, a division of Scott & Stringfellow, Inc. ..                6,000,000
       Calyon Securities (USA) Inc. ....................................                6,000,000
       Citigroup Global Markets Inc. ...................................                6,000,000
       Commerzbank Capital Markets Corp. ...............................                6,000,000
       Deutsche Bank Securities Inc. ...................................                6,000,000
       PNC Capital Markets, Inc. .......................................                6,000,000
       Stifel, Nicolaus & Company, Incorporated.........................                6,000,000
       Piper Jaffray & Co. .............................................                6,000,000
       Wedbush Morgan Securities Inc. ..................................                6,000,000
       Ferris, Baker Watts, Incorporated................................                6,000,000
                                                                            -------------------------------
                TOTAL...................................................            $ 300,000,000
                                                                            -------------------------------

                                                                       EXHIBIT A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

     (1) The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

     (2) The Company has trust power to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

     (3) The Company is duly qualified to transact business and is in good standing in each jurisdiction other than the State of Maryland in which the ownership or leasing of its properties requires such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

     (4) The Underwriting Agreement and the Indenture have been duly authorized, executed and delivered by the Company.

     (5) The Notes have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The holders of the Notes will be entitled to the benefits of the Indenture.

     (6) The Indenture is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (7) The Notes and the Indenture conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

     (8) (a) The statements under the captions (i) "Recent Developments," and "Description of the Notes" in the Prospectus Supplement and (ii) "Description of Debt Securities," in the Prospectus, and (b) the statements under the captions
(i) "Item 1. Business -- The Company -- Principal Lease or Management Agreement Features," "Item 5. Market for the Registrant's Common Equity and Related Shareholder Matters," "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview," and "Item 7. Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources" in the Annual Report, (ii) "Other Information -- Certain Relationships and Related Party Transactions" in the Company's Proxy Statement relating to the May 11, 2004 Annual Meeting of Shareholders (incorporated by reference in the Annual Report), insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings.

     (9) The statements under the captions "Material Federal Income Tax Considerations" in the Prospectus Supplement and the statements under the captions "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts" under the caption "Items 1. Business" in the Annual Report, as of the date of the filing of the Annual Report with the Commission, insofar as such statements constitute summaries of legal matters or documents referred to therein, fairly present in all material respects the information called for with respect to such legal matters and documents.

     (10) To such counsel's knowledge, except as disclosed in the Prospectus, the Company is not in violation of its declaration of trust or bylaws and no default by the Company exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement and to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the assets, properties or operations of the Company is subject, except for such violations or defaults which would not result in a Material Adverse Effect.

     (11) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described under the caption "Use of Proceeds" in the Prospectus Supplement) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement and to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the assets, properties or operations of the Company is subject, nor will such action result in any violation of the provisions of the declaration of trust or bylaws of the Company or in any material respect any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, in each case except as disclosed in the Prospectus.

     (12) To such counsel's knowledge, except as disclosed in the Prospectus there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company is a party or to which the assets, properties or operations of the Company is subject, before or by any court or government agency or body which would, if determined adversely to the Company, result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement, the issuance of the Notes pursuant thereto or the right or ability of the Company to perform its obligations thereunder.

     (13) To such counsel's knowledge, there is no contract or other document which is required to be described in the Registration Statement or the Prospectus that is not described therein or is required to be filed as an exhibit to the Registration Statement which is not so filed.

     (14) To such counsel's knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (15) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

     (16) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than financial statements and other financial data and schedules and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the 1933 Act.

     (17) Each document incorporated by reference in the Registration Statement or Prospectus (other than financial statements and other financial data and schedules, as to which such counsel need not express any opinion) complied as to form in all material respects with the 1934 Act when filed with the Commission.

     (18) No authorization, approval, consent, license, order, registration, qualification or decree of any federal, Massachusetts, Delaware or Maryland court or governmental authority or agency is necessary or required for the due authorization, execution or delivery by the Company of the Underwriting Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, the Underwriting Agreement or the Indenture, other than those which have already been made, obtained or rendered as applicable.

     (19) The Indenture has been duly qualified under the 1939 Act.

     (20) The Company is not, and upon the issuance and sale of the Notes as contemplated by the Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (21) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856-860 of the Code for each of the taxable years ended December 31, 1995 through December 31, 2004, and the Company's current anticipated investments and its current plan of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code; actual qualification of the Company as a real estate investment trust, however, will depend upon the Company's continued ability to meet, and its meeting, through actual annual operating results and distributions, the various qualification tests imposed under the Code.

     (22) The Advisor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite limited liability company power and authority to conduct its business as described in the Prospectus and to own and operate its material properties.

     (23) The Advisory Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms.

     (24) No facts have come to such counsel's attention that would lead them to believe that (x) the Registration Statement, as of the filing of the Company's Annual Report with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (y) the Prospectus, at the time it was first provided to the Underwriters for use in connection with the offering of the Notes or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any views as to the financial statements and other financial data and schedules included in the Registration Statement or the Prospectus.

     Such counsel need not express any opinion as to compliance with, or filings with or authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees under, state securities or "Blue Sky" laws. Such counsel's opinions with respect to the validity or enforceability of agreements may be qualified to the extent that the obligations, rights and remedies of parties may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally creditors' rights and remedies, and
(ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), and otherwise in a manner acceptable to the Underwriters.

                                                                       EXHIBIT B

                   FORM OF OPINION OF SPECIAL MARYLAND COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

     1. The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland, with trust power to own and lease its properties and to conduct its business, in all material respects as described in the Prospectus, and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement.

     2. The Company has trust power to execute, deliver and perform its obligations under the Underwriting Agreement and to issue and deliver the Notes. The execution and delivery of the Underwriting Agreement and the Indenture and the performance by the Company of is obligations thereunder have been duly authorized by the Board of Trustees of the Company.

     3. The Underwriting Agreement and the Indenture have been duly executed and, so far as is known to us, delivered by the Company.

     4. The sale and issuance of the Notes pursuant to the Underwriting Agreement have been duly authorized by the Board of Trustees of the Company and when the Notes are executed, issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in the Underwriting Agreement and otherwise in accordance with the Resolutions, the Notes will be validly issued.

     5. The execution, delivery and performance by the Company of the Underwriting Agreement and the consummation of the transactions contemplated therein will not constitute a violation of the Maryland REIT Law, the Declaration of Trust or the Bylaws.

     6. The information in the Base Prospectus under the caption "Description of Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws" as of the Closing Time, insofar as such information relates to provisions of Maryland law, fairly summarizes such provisions of Maryland law in all material respects.

     8. So far as is known to us, except as disclosed in the Prospectus, the Company is not in violation of the Declaration of Trust or Bylaws except for any such violations which would not in the aggregate result in a material adverse effect on the business, operations, earnings, business prospects, properties or condition (financial or otherwise) of the Company.

     9. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described under the caption "Use of Proceeds" in the Prospectus Supplement) and compliance by the Company with its obligations thereunder do not and will not result in a violation of the Declaration of Trust or the Bylaws or in any material respect the Maryland REIT Law.

     11. No authorization, approval, consent, license, order or decree of, or filing, registration of qualification with, any Maryland governmental authority or agency (other than any Maryland governmental authority or agency dealing with securities laws or laws relating to the ownership or operation of the properties owned by the Company located in the State of Maryland, as to both of which no opinion is hereby expressed) is necessary or required for the due authorization, execution or delivery by the Company of the Underwriting Agreement or for the performance by the Company of the transactions contemplated under the Prospectus or the Underwriting Agreement, other than those which have already been made, obtained or rendered, as applicable.

                                                                       EXHIBIT C

                   CERTIFICATE OF HOSPITALITY PROPERTIES TRUST
             PURSUANT TO SECTION 5(f) OF THE UNDERWRITING AGREEMENT

     Each of the undersigned hereby certifies:

1. Each of the undersigned is providing this certificate in connection with the offering of $300,000,000 aggregate principal amount of Hospitality Properties Trust's (the "Company") 5 1/8% Senior Notes due February 15, 2015 (the "Offering"). In connection with the Offering, the Company has executed an Underwriting Agreement, dated February 10, 2005 (the "Underwriting Agreement"), with Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation. Certain terms not defined herein have the meaning given to them in the Underwriting Agreement.

2. Each of the undersigned is familiar with the accounting, operations and records systems of the Company.

3. Each of the undersigned has reviewed the audited consolidated balance sheets and consolidated statements of capitalization of the Company and its subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of income, retained earnings, comprehensive income and cash flows for each of the three years in the period ended December 31, 2003, all incorporated by reference into the Prospectus.

     To the best of each of the undersigned's knowledge, such financial statements described in this paragraph 3 fairly present, in all material respects, the financial condition of the Company and its consolidated subsidiaries, and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis;

     The Annual Report on Form 10-K for the year ended December 31, 2003, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2004 (collectively, the "Reports"), fully comply with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and the information contained in each Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of its date of filing with the Securities and Exchange Commission.

     This certificate is being furnished to the Underwriters in connection with the Offering, solely to assist in conducting its investigation of the Company and its subsidiaries in connection with the Offering. This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Company.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hand this _____ day of February 2005.


---------------------------------------     ----------------------------------
John G. Murray                              Barry M. Portnoy
President and Chief Operating Officer       Managing Trustee


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Mark Kleifges
Chief Financial Officer and Treasurer

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